Exhibit 10.76

AMENDMENT NO. 2

TO CONSULTING AGREEMENT BETWEEN

VARI-LITE INTERNATIONAL, INC. AND JOHN D. MAXSON

This Amendment No. 2 to Consulting Agreement, dated as of June 30, 2002, is by and between Vari-Lite International, Inc. (the “Company”) and John D. Maxson (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company (formerly known as Vari-Lite Holdings, Inc.) and the Consultant entered into that certain Consulting Agreement, dated as of July 1, 1995, as amended by that certain Amendment No. 1 to the Consulting Agreement, dated August 11, 1997 (as amended, the “Consulting Agreement”); and

WHEREAS, the Company has suffered a decline in its financial performance and management and the Board of Directors of the Company have made recommendations for reducing expenses of the Company in order to improve the Company’s financial performance; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that it is in the best financial interest of the Company to amend the Consulting Agreement; and

WHEREAS, the Consultant is a significant stockholder of the Company and agrees that it is in the best financial interest of the Company to amend the Consulting Agreement as proposed by the Compensation Committee;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date hereof:

1.             Sections 3(a) and (b) of the Consulting Agreement are hereby deleted in their entirety.

2.             Except as amended hereby, the Consulting Agreement shall remain in full force and effect in accordance with its terms.

[The next following page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VARI-LITE INTERNATIONAL, INC.

By:
T. Clay Powers, President

John D. Maxson